UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2006

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue, Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 482-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

2006 Variable Compensation Plan

On January 26, 2006, the Board of Directors (the “Board”) of Teradyne, Inc. (the “Company”) approved the Variable Compensation Plan for 2006 (the “2006 VC Plan”). Pursuant to the 2006 VC Plan, executive officers and certain eligible senior employees (each, a “VC Participant”) who are integral to the success of the business may receive a variable compensation payment from the Company as determined and approved by the Compensation Committee of the Board (or the full Board in the case of the CEO). The amount of variable compensation, if any, payable to each VC Participant (other than VC Participants in the corporate division, the CEO, CFO and certain other executives) is based on business unit performance during the prior year, as determined by the Compensation Committee and to the CEO, CFO and certain other executive officers is based on a weighted aggregation of the business unit performances, and, in each case, is calculated as a percentage of the VC Participant’s base annual salary (the “VC Factor”). The VC Factors for new VC Participants start at 10% and with greater levels of responsibility may be as high as 200%.

In evaluating individual business group performance, the Compensation Committee and the Board consider various factors, including, profitability, return on net assets, market share, strategic position, overall business strategy and quantitative vital goals.

The Board and/or Compensation Committee may at any time, in their sole discretion, further adjust, modify or terminate the 2006 VC Plan, in full or in part.

The 2006 VC Plan became effective on January 26, 2006, the date of its approval by the Board. The above description of the 2006 VC Plan is not a complete description of all terms and conditions of the 2006 VC Plan and is subject to and qualified in its entirety by the 2006 VC Plan, which is filed as Exhibit 99.1 to this Form 8-K.

Restricted Stock Unit Grant Agreements

In connection with the first grant of restricted stock units to executive officers and directors, the Board approved on January 26, 2006, the agreement forms for restricted stock unit grants for executive officers, including the CEO (the “Executive Grant Agreement”) and for the directors (the “Director Grant Agreement” and, together with the Executive Grant, the “Grant Agreements”). Awards under the Grant Agreements will be made pursuant to the Teradyne, Inc. 1997 Employee Stock Option Plan (the “1997 Plan”).

Under the terms of the Grant Agreements, awards to directors will vest after a one year period, with 100% of the award vesting on the first anniversary of the grant date. Awards to executive officers, including the CEO, will vest over two years, with 50% of the award subject to time-based vesting and 50% of the award subject to performance-based vesting. The performance criteria (which will be consistent with the performance criteria used for the 2006 VC Plan) for performance-based grants will be assessed on the first anniversary of the grant date and, in turn, determine the number of performance-based restricted stock units available for vesting over the two-year vesting period; portions of the performance-based grants not available for vesting will be forfeited.

Individuals receiving restricted stock unit awards will not have any right in, to or with respect to any shares covered by the award until the award is settled by issuance of shares to the individuals.

The above description of the Grant Agreements is not a complete description of all terms and conditions of the Grant Agreements and is subject to and qualified in its entirety by the forms of the Executive Grant Agreement and the Director Grant Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Executive Compensation

On January 25, 2006, the Compensation Committee took the following actions regarding executive compensation:

1)	Reviewed and approved base salaries and VC Factors for the executive officers for 2006, effective as of January 1, 2006. The Compensation Committee also recommended for Board approval, a salary increase for the CEO for 2006, effective as of January 1, 2006, which recommendation was approved by the Board on January 26, 2006. The new base salaries for the named executive officers is as follows: Mr. Bradley, $625,000; Mr. Beecher, $360,000; Mr. Jagiela, $348,571; Mr. Hotchkiss, $300,000 and Ms. Casal, $273,333. Mr. Jagiela and Ms. Casal are expected to be “named executive officers” as defined under Item 402(a)(3) of Regulation S-K for the fiscal year 2006.

2)	Evaluated and assessed the overall corporate and individual business group performance under the Variable Compensation Plan for the 2005 performance period. In connection therewith, the Committee also approved the variable compensation payouts under the 2005 Variable Compensation Plan for the executive officers. The Compensation Committee also recommended for Board approval the payout for the CEO, which recommendation was approved by the Board on January 26, 2006.

3)	Reviewed and approved the grant of time-based and performance-based restricted stock units under the 1997 Plan to executive officers and recommended for Board approval the grant of the restricted stock units to the CEO, which recommendation was approved by the Board on January 26, 2006. The grants to the CEO and executive officers became effective on January 26, 2006. The form of the Executive Grant Agreement for the executive officers, including the CEO, is set forth in Exhibit 10.1 and is described above.

Non-Employee Director Compensation

On January 26, 2006, the non-employee directors, including the Chairman of the Board, waived the annual automatic stock option grants that they would have received on February 6, 2006 under the 1996 Non-Employee Director Stock Option Plan (options for the purchase of 15,000 and 30,000 shares of Teradyne’s common stock for the directors and the Chairman, respectively) in exchange for the restricted stock units described below.

On January 26, 2006, the Board, based on the recommendation of the Compensation Committee, approved the grant of restricted stock units that will vest over a one year period to all non-employee directors and the Chairman of the Board. Grants to directors will have a value of $90,000 and the grant to the Chairman will have a value of $180,000, in each case, based on the fair market value of Teradyne’s common stock on the grant date. These grants of restricted stock units will be made on February 6, 2006 under the 1997 Plan. In connection with the approval by the Board of the restricted stock unit awards, the Board also approved the terms of the Director Grant Agreement, the form of which is set forth in Exhibit 10.2 and is described above.

Item 8.01	Other Events

On January 26, 2006, the Board approved resolutions that authorize management to repurchase up to an aggregate of $300 million of the of 3.75% Convertible Senior Notes due October 15, 2006 (the “Notes”), which sum represents the remaining outstanding amount of the Notes, through open market purchases, privately negotiated transactions, and/or auctions for a price not to exceed 100% of the principal amount of the Notes.

On January 26, 2006, the Board approved a new policy regarding director election in the form of an amendment to the Teradyne, Inc. Corporate Governance Guidelines (the “Guidelines”). This modification to the Guidelines was implemented as a part of the Company’s continuing efforts to enhance corporate governance procedures. Under the modified Guidelines, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Governance Committee or another committee of the Board (the “Committee”) will consider the resignation offer and recommend to the Board whether to accept it. The board will act on the Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose their decision relative to the tendered resignation in a filing with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this provision will not participate in the Committee recommendation or Board action regarding whether to accept the resignation offer. The amended Guidelines became effective immediately upon its adoption by the Board. A copy of the Guidelines, as amended and restated, is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Grant Agreement under the 1997 Employee Stock Option Plan for Executive Officers (including CEO)

10.2	Form of Restricted Stock Unit Grant Agreement under the 1997 Employee Stock Option Plan for Directors

99.1	2006 Variable Compensation Plan

99.2	Teradyne, Inc. Corporate Governance Guidelines, as Amended on January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: January 30, 2006	By:	/s/ GREGORY R. BEECHER
	Name:	Gregory R. Beecher
	Title:	V.P. & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Grant Agreement under the 1997 Employee Stock Option Plan for Executive Officers (including CEO)

10.2	Form of Restricted Stock Unit Grant Agreement under the 1997 Employee Stock Option Plan for Directors

99.1	2006 Variable Compensation Plan

99.2	Teradyne, Inc. Corporate Governance Guidelines, as Amended on January 26, 2006